EXHIBIT 10.2

             THE SECURITY REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.



                               12% PROMISSORY NOTE

No. 4
US$50,000                                                    August 1, 2006

                  FOR VALUE RECEIVED, the Company promises to pay to the registered holder hereof, Dr. Theodore E. Staahl, and his successors and assigns (the "HOLDER"), the principal sum of Fifty Thousand and no/100 United States Dollars (US $50,000.00), or such other amount as shall then equal the outstanding principal amount hereof, in accordance with the terms hereof, and to pay interest on the principal sum outstanding, at the rate of twelve percent (12%) per annum. Accrual of interest on the outstanding principal amount shall commence on the date hereof and shall continue until payment in full of the outstanding principal amount has been made or duly provided for.

                  Pursuant to offering documents dated August 1, 2006, as amended or supplemented, including a subscription agreement and a confidential prospective purchaser questionnaire (collectively the "OFFERING DOCUMENTS"), IR BioSciences Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware ("IR BIOSCIENCES" or "COMPANY") is issuing to the Holder ("PRIVATE OFFERING") this Note. The Holder of this Note is also subject to the terms and restrictions set forth in the Offering Documents and shall be entitled to certain rights and privileges as set forth in the Offering Documents.

         The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

         1. PRINCIPAL REPAYMENT. The outstanding principal amount of this Note shall be paid on or before the earlier of: (a) August 1, 2007 (the "MATURITY DATE") or (b) the date (the "SUBSEQUENT FINANCING DATE") upon which the Company sells any of its equity or debt securities in a financing transaction, or a series of financings, with gross proceeds equal to One Million Dollars ($1,000,000.00) or more ("SUBSEQUENT FINANCING TRANSACTION") ("CLOSING"); provided, however, that "Subsequent Financing Transaction shall not include (i) issuances of common stock to employees of the Company (ii) the exercise of any options to purchase common stock of the Company that are outstanding as of the date hereof or (iii) the grant, issuance or exercise of options or common stock of the Company under the Company's stock, option, deferred stock and restricted stock plan for the purpose of satisfying the Company's payables. The Company shall notify Holder in writing of the completion of a Subsequent Financing Transaction within one (1) business day thereafter.

         2. INTEREST. The holder of the Note is entitled to receive interest ("INTEREST") at an annual cumulative rate of twelve percent (12%) of the principal face dollar value of the Note held, payable either (i) on the Maturity Date or (ii) the Subsequent Financing Date, in cash (the "INTEREST PAYMENT DATE"), out of funds legally available therefore.

         The interest payment for the period between the date hereof and the Interest Payment Date shall be pro rated based upon the actual number of days elapsed, assuming a 360 day year.

         3. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holder of the Note shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of any debt or equity security of the Company, an amount equal to the unpaid principal face amount of the Note and any accrued and unpaid interest thereon.

         4. MERGER, CONSOLIDATION OR OTHER CORPORATE REORGANIZATION. A merger, consolidation or other corporate reorganization in which the Company's stockholders shall receive cash or securities of another entity, or any transaction in which all or substantially all of the assets of the Company are sold shall be treated as a liquidation for purposes of the liquidation preference set forth in Section "5" hereof. The Holder shall receive prior notice of any of the foregoing transactions.

         5. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company and each of its subsidiaries, except Immuneregen BioSciences Asia PTE. Ltd. (the "Subsidiaries"), hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company and the Subsidiaries will and with respect to the agreements set forth in this
Section 5 hereof:

             (a) CORPORATE EXISTENCE AND QUALIFICATION. Take the necessary steps to preserve their respective corporate existence and their right to conduct business in all states in which the nature of their respective businesses requires qualification to do business.

             (b) FINANCIAL INFORMATION AND COMPLIANCE CERTIFICATES. Keep their respective books of account in accordance with good accounting practices, and until such time as the Holder no longer beneficially owns the Note, promptly furnish to the Holder the following financial and other information: (i) each of the Company's Annual Reports and Quarterly Reports; and (ii) any press release issued by the Company or any of the Subsidiaries.

             (c) Within five (5) days of any officer of the Company or any of the Subsidiaries obtaining knowledge of any Event of Default (as defined in Section 7), if such Event of Default is then continuing, the Company or the applicable Subsidiary shall furnish to the Holder a certificate of the chief financial or accounting officer of the Company or the applicable Subsidiary setting forth the details thereof and the action which the Company or the applicable Subsidiary is taking or proposes to take with respect thereto.

             (d) INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or any of the Subsidiaries operates and naming the Holder as an additional insured and loss payee thereon as its interest may appear.

             (e) PRESERVATION OF PROPERTIES; COMPLIANCE WITH LAW. Maintain and preserve all of their respective properties which are used or which are useful in the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted and comply with their respective charter and bylaws or other organizational or governing documents, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its subsidiaries or any of their respective property or to which the Company or any of the Subsidiaries or any of their respective property is subject;

             (f) TAXES. Duly pay and discharge all taxes or other claims, which might become a lien upon any of their respective property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

             (g) NOTICE OF LITIGATION. Promptly notify the Holder in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Fifty Thousand ($50,000.00) Dollars, affecting either the Company or any of the Subsidiaries, whether or not fully covered by insurance, and regardless of the subject matter thereof.

             (h) SECURITIES LAWS. The Company shall: (i) timely file with the SEC a Form D promulgated under the Act or, as appropriate, an amendment to Form D, as required under Regulation D and provide a copy thereof to Holder promptly after the filing thereof, and (ii) timely file all necessary state "blue sky" filings in connection herewith.

             (i) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Note for working capital and general corporate purposes, and will not use any portion of such proceeds for the repayment of indebtedness to any of its officers, directors, 5% or greater shareholders, or any affiliates thereof.

             (j) The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

         6. NEGATIVE COVENANTS OF THE COMPANY. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder it will not, nor will it permit any of the Subsidiaries to:

             (a) LOANS; INVESTMENTS. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; (iii) accounts receivable arising out of sales of inventory in the ordinary course of business; (iii) issuances of securities of the Company in connection with a merger or acquisition and (iv) loans to and/or investments in subsidiaries and/or to strategic partners, including, without limitation, joint venturers with the Company or any person with whom the Company enters into a joint development agreement ("STRATEGIC PARTNER").

             (b) For a period of one (1) year from the date hereof, increase the base salary of any officer of the Company in excess of five percent (5%) per year; provided, however, that the Company may increase the base salary of any officer of the Company pursuant to its obligation to do so pursuant to an employment agreement which is in full force and effect as of the date hereof.


             (c) DIVIDENDS AND DISTRIBUTIONS. Pay dividends or make any other distribution on shares of its capital stock.

             (d) SENIOR INDEBTEDNESS. Incur any indebtedness which is senior or pari passu to this Series of Notes while any portion of such Series of Notes are outstanding.

             (e) CONTINGENT LIABILITIES. Assume, endorse, be or become liable for or guarantee the obligations of any Person, other than any subsidiary or Strategic Partner, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

             (f) SALES OF RECEIVABLES. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any of the Subsidiaries, with or without recourse, except for the purpose of collection in the ordinary course of business.

             (g) CAPITAL EXPENDITURES; CAPITALIZED LEASES. Expend in the aggregate for the Company and all its subsidiaries in excess of $100,000 in any fiscal year for Capital Expenditures (as defined below) including payments made on account of Capitalized Leases (as defined below). For purposes of the foregoing, Capital Expenditures shall include payments made on account of any deferred purchase price or on account of any indebtedness incurred to finance any such purchase price. "CAPITAL EXPENDITURES" shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles. "CAPITALIZED LEASE" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations. "CAPITALIZED LEASE OBLIGATIONS" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

             (h) LEASE PAYMENTS. Expend in the aggregate for the Company and all its subsidiaries in excess of $50,000 in any fiscal year for the lease, rental or hire of real or personal property pursuant to any rental agreement therefor, whether an operating lease or otherwise, other than with respect to Capitalized Leases.

             (i) NATURE OF BUSINESS. Materially alter the nature of the Company's business or engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note.

             (j) STOCK OF SUBSIDIARIES. Sell or otherwise dispose of any subsidiary (except in connection with a merger or consolidation of a Subsidiary into the Company or another Subsidiary) or permit a Subsidiary to issue any additional shares of its capital stock.

             (k) ERISA.  (i) Terminate any plan ("PLAN") of a type  described in
Section 402l(a) of the Employee Retirement Income Security Act of l974, as amended from time to time ("ERISA") in respect of which the Company is an "employer" as defined in Section 3(5) of ERISA so as to result in any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") established pursuant to Subtitle A of Title IV of ERISA, (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject the Company to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

             (l) NO LIENS. Neither the Company nor any of its Subsidiaries will subject its properties and assets to any mortgage, pledge, lien, lease, encumbrance or charge.

             (m) ACCOUNTING CHANGES. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

             (n) TRANSACTIONS WITH AFFILIATES. Except as otherwise specifically set forth in this Note, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Company Affiliate (as defined below) of the Company, except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party; provided, however, that any Company Affiliate may participate in any Company financing transaction upon the same terms and conditions other participating investors receive in any such financing transaction. "COMPANY AFFILIATE" shall mean any officer, director, stockholder of the Company, any consultant to the Company or any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, the Company, other than a Strategic Partner. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to the Company, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities or by contract or otherwise.

         7. EVENTS OF DEFAULT. This Note shall become immediately due and payable upon any one or more of the following events or occurrences ("EVENTS OF DEFAULT"):

             (a) if any portion of the Note is not paid when due;

             (b) if any final judgment for the payment of money in excess of twenty five thousand dollars ($25,000) is rendered against the Company and the Company does not discharge the same or cause it to be discharged or vacated within one hundred twenty (120) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within one hundred twenty (120) days after the entry thereof;

             (c) if the Company makes an assignment for the benefit of creditors or if the Company generally does not pay its debts as they become due;

             (d) if a receiver, liquidator or trustee of the Company is appointed or if the Company is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by the Company or if any proceeding for the dissolution or liquidation of the Company is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by the Company, upon the same not being discharged, stayed or dismissed within 60 days;

             (e) if the Company defaults in any material respect under any other indebtedness for borrowed money in excess of fifty thousand dollars ($50,000), (other than any indebtedness owed to officers, directors or shareholders of the Company), mortgage or security agreement covering any part of its property;

             (f) except for specific defaults set forth in this Section 10, if the Company defaults in the observance or performance of any other term, agreement or condition of this Note, or any of the Offering Documents, and the Company fails to remedy such default within ten (10) days after notice by the Holder to the Company of such default, or, if such default is of such a nature that it cannot with due diligence be cured within said ten (10) day period, if the Company fails, within said thirty (30) days, to commence all steps necessary to cure such default, and fail to complete such cure within thirty (30) days after the end of such ten (10) day period;

             (g) if: (i) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, any of the Offering Documents, (ii) any proceeding (other than a proceeding commenced by the Holder) shall be brought to challenge the validity, binding effect of any of the Offering Documents or (iii) any of the Offering Documents ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

             (h) if any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note or any of the Offering Documents shall at any time be false or misleading in any material respect.

             (i) if the Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

             (j) The indictment or threatened indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries;

         8. DEFAULT INTEREST. Following the occurrence and during the continuance of an Event of Default, the Company shall pay interest on this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note and the Offering Documents, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

         9. USURY. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Company's obligation to repay the principal of and interest on the Note.

         10. NOTE HOLDER NOT DEEMED A STOCKHOLDER. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         11. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

         12. WAIVER OF DEMAND, PRESENTMENT, ETC. Except as otherwise provided herein, the Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         13. PAYMENT.

             (a) Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America, at the option of the Holder, (i) at the principal office of the Holder, located at 7517 Del Cielo Way, Modesto, CA 95356, or such other place or places as may be reasonably specified by the Holder of this Note in a written notice to the Company at least ten (10) business days before a given payment date, or (ii) by mailing a good check in the proper amount to the Holder at least two days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment; PROVIDED, HOWEVER, that the Company shall make payment by wire transfer to an account such Holder may specify in writing to the Company at least two days prior to the due date of each payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Holder shall keep a record of each payment of principal and interest with respect thereto.


         14. ASSIGNMENT. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Interest and principal are payable only to the registered Holder of this Note.

         15. WAIVER AND AMENDMENT. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holder of this Note.

         16. AMENDMENT PROVISION. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

         17. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         18. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Company at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

         19. COST OF COLLECTION. In case of any Event of Default under this Note, the Company shall pay the Holder reasonable costs of collection, including reasonable attorneys' fees.

         20. GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF MARICOPA, STATE OF ARIZONA; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF
PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

         21. SEVERABILITY. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

         22. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

         23. CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         24. HEADINGS. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.



                            [Signature Page Follows]





             IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.


                                    IR BIOSCIENCES HOLDINGS, INC.


                                    By: /s/ Michael K. Wilhelm
                                        -----------------------
                                    Name: Michael K. Wilhelm
                                    Title: Chief Executive Officer